JOINDER AND FIRST AMENDMENT
TO THE
TECHNOLOGY LICENSE AGREEMENT

THIS JOINDER AND FIRST AMENDMENT (the "Agreement") to the Technology License Agreement dated April 8, 2002 between Koninklijke Philips Electronics N.V., having its registered office at Prof. Horstlaan 4, Eindhoven, The Netherlands (hereinafter referred to as "Licensor" or "Philips") and TTX Limited, having its registered offices at 7 Fitzroy Square, London W1T 5HL, United Kingdom (hereinafter referred to as "TTX UK" or "Licensee") (the "License Agreement") is entered into as of the 1st day of January 2003 by and among Philips, TTX UK and TTX (US) LLC, a Delaware limited liability company having its principal executive offices at 708 Third Avenue, New York, NY 10017 (hereinafter referred to as "TTX US").

RECITALS

WHEREAS, Philips and TTX UK entered into the License Agreement pursuant to which Philips agreed to license to TTX UK certain watermarking technology (the "License") contained in detectors and embedders to be used to monitor the broadcasting of video material;

WHEREAS, Philips and Medialink Worldwide Incorporated ("Medialink") are the sole shareholders of TTX UK;

WHEREAS, Philips and Medialink have formed a new Delaware limited liability company which will perform the video monitoring services in the United States;

WHEREAS, Philips has consented to the formation of TTX US and to grant the License to TTX US by joining TTX US as a party to the License Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. **CONSENT TO JOINDER.** Each of Philips and TTX UK hereby agrees to amend the License Agreement in order to join TTX US as a party thereto and by their execution and delivery of this Agreement, consent to the joinder of TTX US as a party to the License Agreement.

Section 2. **JOINDER OF TTX US**. By executing this Agreement, TTX US agrees that it shall become a party to, enjoy the benefits of and be subject to the obligations

under, the License Agreement.

Section 3. **AMENDMENT TO LICENSE AGREEMENT**. Philips, TTX UK and TTX US hereby agrees to amend the License Agreement by: (i) adding TTX US as a party thereto; (ii) deeming all references to Licensee to include TTX US; (iii) adding a comma and the words "sales and use and other applicable taxes" after the word "VAT" in the definition of "Licensee's Receipts"; and (iv) adding to Section 11.08 of the License Agreement the following address in case of notification to TTX US:

TTX (US) LLC
c/o Medialink Worldwide Incorporated
708 Third Avenue
New York, NY 10017
Attn: Chief Financial Officer

For the avoidance of doubt, the gross revenues of TTX US and the channels monitored by TTX US shall be added to the gross revenues of TTX UK and the channels monitored by TTX UK, respectively, in order to meet the milestones set forth in Section 2.5 of the License Agreement. In addition, with respect to Section 5.06 of the License Agreement, the amount of Royalties received by the Licensor within the relevant twelve-month period shall include Royalties received from both TTX US and TTX UK, combined.

Section 4. **GOVERNING LAW**. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York without regard to principles regarding conflicts of laws.

Section 5. **ENTIRE AGREEMENT**. This Agreement collectively constitutes the entire agreement between the parties with reference to the subject matter set forth herein and supersedes any prior understandings, negotiations, agreements, or representations by or between the parties, written or oral, to the extent they relate to such subject matter.

Section 6. **COUNTERPARTS**. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of facsimile transmission.

Section 7. **HEADINGS**. The headings in this Agreement are provided solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

Section 8. **AMENDMENTS AND WAIVERS**. This Agreement may not be amended, supplemented or otherwise modified unless the same shall be in writing and signed by the parties.

Section 9. **SEVERABILITY**. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, each of the parties hereto have caused this Joinder and First Amendment to be duly executed as of the date first above written.

Koninklijke Philips Electronics N.V.

By: ______________________
Name: E. COUTINHO
Title: AUTHORISED SIGNATORY

TTX Limited

By: ______________________
Name: J. GRAEME McWHIRTER
Title: VICE PRESIDENT

TTX (US) LLC

By: ______________________
Name: J. GRAEME McWHIRTER
Title: VICE PRESIDENT